Exhibit 99.1
NEWS RELEASE
RANGE ANNOUNCES OFFERING OF SENIOR SUBORDINATED NOTES
FORT WORTH, TEXAS, MAY 11, 2011...RANGE RESOURCES CORPORATION (NYSE: RRC) announced today that it intends, subject to market conditions, to publicly offer $400 million in aggregate principal amount of senior subordinated notes due 2021. The offering and sale of the senior subordinated notes is being made pursuant to an automatic shelf registration statement on Form S-3 filed today with the Securities and Exchange Commission (“SEC”).
Range intends to use all of the net proceeds from the offering, together with cash on hand, to purchase any and all of the outstanding $150 million aggregate principal amount of Range’s 6 3/8% Senior Subordinated Notes due 2015 and outstanding $250 million aggregate principal amount of Range’s 7 1/2% Senior Subordinated Notes due 2016, pursuant to separately announced tender offers and to redeem any of such outstanding notes not acquired in the tender offers.
J.P. Morgan Securities LLC, Merrill Lynch, Pierce Fenner & Smith Incorporated and Wells Fargo Securities, LLC will act as joint book-running managers for the senior subordinated notes offering. A copy of the preliminary prospectus supplement and related base prospectus for the offering may be obtained on the SEC website at www.sec.gov. Alternatively, the underwriters will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting J.P. Morgan Securities LLC at 383 Park Avenue, 3rd Floor, New York, New York 10179, attention Syndicate Desk or via phone at 1-800-261-5767, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, 7th Floor, New York, NY 10080, attention: Prospectus Department, or via phone at 1-800-294-1322, or by e-mailing dg.prospectus_distribution@bofasecurities.com, or Wells Fargo Securities, LLC at 1525 West W.T. Harris Blvd., MAC D1109-010, Charlotte, North Carolina, 28262, Attention: Syndicate Operations, or via phone at 1-800-326-5897.
RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent natural gas company operating in the Appalachia and Southwest regions of the United States.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the senior subordinated notes referred to above. An offering of any such securities will be made only by means of a prospectus. Any such prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Except for historical information, statements made in this release about the proposed offering are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that Range’s management believes are reasonable based on currently available information; however, management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of our hedging transactions, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and regulatory changes. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the SEC, which are incorporated herein by reference.
2011-16

Contacts:	Rodney Waller, Senior Vice President	817-869-4258
	David Amend, Investor Relations Manager	817-869-4266
	Laith Sando, Senior Financial Analyst	817-869-4267